SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2003

SLM CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	File No. 001-13251	52-2013874

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11600 Sallie Mae Drive, Reston, Virginia                                                                   20153

(Address of principal executive offices)                                                            (zip code)

Registrant’s telephone number, including area code:   (703) 810-3000

Not Applicable

(former name or former address, if changed since last report)

Item 5. Other Events

     On November 7, 2003, SLM Corporation announced that the Securities and Exchange Commission has declared effective its registration statement on Form S-3 (File No. 333-107779) relating to resales by selling securityholders of its Floating Rate Convertible Senior Debentures due 2035 and the shares of SLM’s common stock issuable upon conversion of the debentures. The Company issued a press release announcing the matter, which is attached as an exhibit to this current report.

Item 7. Exhibits

     (c) Exhibits:

               99.1 Press Release dated November 7, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

By: /s/ C.E. Andrews
Name: C.E. Andrews
Title: Executive Vice President,
Accounting and Risk Management

Dated: November 7, 2003

SLM CORPORATION

Form 8-K

CURRENT REPORT

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 7, 2003